Exhibit 10.22

FIRST AMENDMENT OF LEASE

THIS AGREEMENT made this 7th day of December, 2000 between The Edgewood General Partnership, 1408 North Westshore Boulevard, Suite 512, City of Tampa, County of Hillsborough, State of Florida, herein referred to as Landlord, and H R Logic, Inc. at 1408 North Westshore Boulevard, Suite 200, City of Tampa, County of Hillsborough, State of Florida, herein referred to as Tenant:

The parties hereto have entered into a Lease Agreement dated July 6,2000 by and between H.R. Logic, Inc. and Edgewood General Partnership, a copy of which is attached hereto as “Exhibit A” and referred to herein as the “Lease” affecting the property described as follows:

“Tower II, Suite 200 comprising of 3,281 rentable square feet (the “Existing Premises”), located in the Tower n, Building, 1408 North Westshore Boulevard, Tampa, Florida 33607”

The parties desire to enter into a new agreement modifying or supplementing the provisions of the Lease as follows:

1.             Tenant shall expand into Suite 206 comprising of 1,340 rentable square feet (the “Expansion Space”). Collectively and as depicted in the attached “Exhibit B”, the Existing Premises and the Expansion Space shall comprise of approximately 4,621 rentable square feet and be hereinafter referred to as the “Premises”.

2.             Landlord will build out the Expansion Space based on the Scope of Work here-in attached as Exhibit “C”. The Landlord’s total out of pocket cost for the Scope of Work in Exhibit “C” shall not exceed four thousand four hundred fourteen dollars and fifty-eight cents ($4,415.58). The Scope of Work described in Exhibit “B” of the Lease has been completed by the Landlord and therefore Exhibit “B” of the Lease shall be deleted. The Landlord is providing the Existing Premises in “As Is” condition.

3.             The term of the Expansion Space shall begin upon the laterr of December 1, 2000 or upon substantial completion of the Tenant Improvements as defined in Exhibit “C” and shall expire coterminously with the term of the Existing Premises on November 30, 2003.

4.             Section l(g) of the Lease “Rent” shall be modified to include the Expansion Space as defined below:

TERM	RATE PER RSF	MONTHLY RENTAL*

Existing Premises

12/1/00-11/30/01	$19.25	$5,263.27

Expansion Space

12/1/00-11/31/01**	$19.25	$2,149.58

** Rent to begin as described in Section 3 above.

Premises

(the following outlines the rent schedule for both the Existing Premises and the     Expansion Space beginning on December 1, 2001)

12/1/01 - 11/30/02	$19.75	$7,605.40
12/1/02 - 11/30/03	$20.25	$7,797.94

*Plus applicable sales tax and operating expense pass-thru’s.

5.             Proportionate Share. The definition of “Proportionate Share” as set forth in Section l(k) of the Lease is hereby deleted in its entirety and replaced with the following: “The net rentable area in the Premises (4,621 square feet) divided by the net rentable area in the Building (145,923 square feet), which equals 3.17 percent.”

6.             Section 23 of the Lease “Security Deposit”, shall be amended and the new Security Deposit amount shall be eight thousand three hundred twenty four dollars and thirty cents ($8,324.30). Upon Tenant’s execution of this First Amendment, Tenant shall pay to Landlord in addition to its current Security Deposit of five thousand nine hundred ten dollars and forty two cents ($5,910.42), an amount equal to two thousand four hundred thirteen dollars and eighty-eight cents ($2,413.88).

7.             Section 1 (g) “Rent” of the Lease shall be amended as follows: Rent and all other sums payable by Tenant to Landlord under this Lease, plus any applicable sales tax, shall be paid to Landlord, without demand, recoupment, abatement, deduction or offset, at its office presently located at 405 North Reo Street, Suite 160, Tampa, Florida 33609, or at any such other place as Landlord may hereafter specify in writing.

All provisions of the Lease Agreement are incorporated herein and are hereby modified or supplemented to conform herewith, but in all respects are to and shall continue in full force.

IN WITNESS WHEREOF, the parties have executed this Modification under seal the day and year first written above.

SIGNED AND SEALED AND DELIVERED
IN THE PRESENCE OF:
TENANT:
H R Logic, Inc.

/s/ illegible	By:	/s/	Joseph Bello
Witness 1 as to Tenant

/s/ illegible	Title:	Chief Operating Officer
Witness 2 as to Tenant

LANDLORD:
/s/ illegible	Edgewood General Partnership
Witness 1 as to Landlord
	By:	/s/ David Henry Simon
/s/ illegible
Witness 2 as to Landlord	Title:	As President of Daper Tampa, Inc.
A General Partner of Edgewood General Partnership

Exhibits are available upon request.